Exhibit 99.1

BANCFIRST CORPORATION REPORTS FOURTH QUARTER EARNINGS

OKLAHOMA CITY, January 21, 2021 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $35.4 million, or $1.06 diluted earnings per share, for the fourth quarter of 2020 compared to net income of $35.5 million, or $1.07 diluted earnings per share, for the fourth quarter of 2019.  Net income for the twelve months ended December 31, 2020 was $99.6 million, or $3.00 diluted earnings per share, compared to $134.9 million, or $4.05 diluted earnings per share, for the year ended December 31, 2019. The results for 2020 were negatively impacted by a higher provision for credit losses. Net income for the year ended December 31, 2020 includes the entire year of net income of Pegasus Bank in Dallas, Texas, which was acquired on August 15, 2019, and the income and expenses associated with the purchase of assets and assumption of liabilities on March 5, 2020, from The Citizens State Bank of Okemah. The results for the prior year include Pegasus Bank acquisition related expenses of approximately $3.1 million.

The provision for credit losses for the fourth quarter of 2020 was $5.0 million compared to $1.4 million a year ago and $57.7 million through the first three quarters of 2020. BancFirst Corporation Executive Chairman David Rainbolt commented, “Our provision for credit losses was substantially reduced from previous quarters due to improvements in projected outcomes for the economic effects of the pandemic. The rollout of the vaccine and extension of the Cares Act stimulus, combined with improved energy prices and jobs data, justify a cessation to the outsized provisions seen in prior quarters.”

The Company’s net interest income for the fourth quarter of 2020 increased to $79.5 million compared to $73.9 million for the fourth quarter of 2019. Net interest income increased for the fourth quarter of 2020 due to loan growth, PPP fee income of approximately $8.0 million and the decrease in interest rates paid on deposits. The net interest margin for the quarter was 3.54% compared to 3.78% a year ago. The Company had net charge-offs for the quarter of 0.30% of average loans, compared to net charge-offs of 0.06% of average loans for the fourth quarter of 2019. Noninterest income for the quarter totaled $35.4 million, compared to $35.5 million last year. Noninterest expense for the quarter totaled $65.6 million compared to $66.3 million last year. Overall noninterest expense decreased during the fourth quarter of 2020 compared to the fourth quarter of 2019 primarily due to $2.3 million of amortization of new market tax credits in 2019. However, deposit insurance, net expense from other real estate owned, net occupancy and depreciation increased during the fourth quarter of 2020 compared to 2019. The Company’s effective tax rate was 20.3% compared to 15.0% for the fourth quarter of 2019.  The effective tax rate for the fourth quarter of 2019 was lower due to the purchase of tax credits during the quarter.

At December 31, 2020, the Company’s total assets were $9.2 billion, an increase of $646.6 million from December 31, 2019. Securities of $555.2 million were up $63.6 million from December 31, 2019. Loans totaled $6.4 billion, an increase of $775.1 million from December 31, 2019. Deposits totaled $8.1 billion, an increase of $581.1 million from the December 31, 2019 total. The increase in assets, loans and deposits were primarily related to the Paycheck Protection Program (PPP) and other government stimulus. At December 31, 2020, the balance of the Paycheck Protection Program loans was $652.7 million. The Company’s total stockholders’ equity was $1.1 billion, an increase of $62.9 million over December 31, 2019. Off-balance sheet sweep accounts were $2.7 billion at December 31, 2020 compared to $2.0 billion at December 31, 2019.

Nonaccrual loans represented 0.58% of total loans at December 31, 2020, up from 0.32% at year-end 2019, but down from 1.24% at September 30, 2020. Non-performing assets represented 0.90% of total assets at December 31, 2020, up from 0.63% at December 31, 2019 as a result of loan migration from non-accrual loans to other real estate owned (OREO) during the fourth quarter of 2020. The allowance to total loans was 1.42% at December 31, 2020, up from 0.96% at year-end 2019. The allowance to nonaccrual loans was approximately 243% at December 31, 2020, compared to 302% at year-end 2019, and 129% at September 30, 2020.

BancFirst Corporation CEO David Harlow commented, “In a very challenging year the Company was able to report earnings of $3.00 per diluted share while substantially building loan loss reserves, increasing our dividend for the 27th consecutive year and growing total stockholders’ equity and tangible book value per share.  The outlook for 2021 is certainly better today than we would have projected at the outset of the pandemic; however, many consumers and certain sectors of the economy continue to struggle and the ultimate outcome for many businesses when the stimulus subsides is far from certain.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company.  The Company operates two subsidiary banks, BancFirst, is Oklahoma’s largest state-chartered bank with 107 banking locations serving 59 communities across Oklahoma, and Pegasus Bank, with 3 banking locations in Dallas, TX. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management’s current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	2020	2020	2020	2020	2019
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Condensed Income Statements:
Net interest income	$79,535	$75,852	$77,208	$74,073	$73,939
Provision for credit losses	4,992	18,740	19,333	19,583	1,412
Non-interest income:
Trust revenue	2,976	3,131	3,368	3,655	3,682
Service charges on deposits	19,796	19,078	16,760	18,804	19,938
Securities transactions	156	—	(595)	50	(9)
Income from sales of loans	1,852	1,873	1,561	781	1,089
Insurance commissions	5,680	5,197	4,443	5,676	5,076
Cash management	3,135	3,701	4,255	4,320	4,258
Other	1,825	1,595	2,290	1,859	1,490
Total noninterest income	35,420	34,575	32,082	35,145	35,524

Non-interest expense:
Salaries and employee benefits	40,750	41,995	42,226	39,756	40,375
Occupancy expense, net	4,533	4,503	3,839	3,546	3,738
Depreciation	3,779	3,795	3,544	3,491	3,355
Amortization of intangible assets	915	968	968	964	1,007
Data processing services	1,763	1,669	1,629	1,692	1,634
Net expense from other real estate owned	420	196	(12)	(2,135)	(424)
Marketing and business promotion	1,671	1,485	1,485	2,355	2,327
Deposit insurance	857	723	365	136	147
Other	10,923	10,749	10,607	11,580	14,137
Total noninterest expense	65,611	66,083	64,651	61,385	66,296
Income before income taxes	44,352	25,604	25,306	28,250	41,755
Income tax expense	8,994	4,714	4,576	5,642	6,248
Net income	$35,358	$20,890	$20,730	$22,608	$35,507
Per Common Share Data:
Net income-basic	$1.08	$0.64	$0.64	$0.69	$1.09
Net income-diluted	1.06	0.63	0.63	0.68	1.07
Cash dividends declared	0.34	0.34	0.32	0.32	0.32
Common shares outstanding	32,719,852	32,679,191	32,662,691	32,646,691	32,694,268
Average common shares outstanding -
Basic	32,690,296	32,668,789	32,651,262	32,679,587	32,673,438
Diluted	33,275,550	33,168,938	33,075,493	33,287,359	33,366,848
Performance Ratios:
Return on average assets	1.45%	0.86%	0.88%	1.07%	1.66%
Return on average stockholders’ equity	13.25	7.89	7.99	8.87	13.76
Net interest margin	3.54	3.40	3.54	3.82	3.78
Efficiency ratio	57.08	59.84	59.16	56.20	60.56

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	Twelve months ended
	December 31,
	2020	2019
Condensed Income Statements:
Net interest income	$306,668	$281,921
Provision for credit losses	62,648	8,287
Non-interest income:
Trust revenue	13,130	13,599
Service charges on deposits	74,438	76,581
Securities transactions	(389)	812
Income from sales of loans	6,067	3,619
Insurance commissions	20,996	20,296
Cash management	15,411	16,866
Other	7,569	5,456
Total noninterest income	137,222	137,229

Non-interest expense:
Salaries and employee benefits	164,727	153,024
Occupancy expense, net	16,421	12,704
Depreciation	14,609	12,623
Amortization of intangible assets	3,815	3,366
Data processing services	6,753	5,843
Net expense from other real estate owned	(1,531)	(785)
Marketing and business promotion	6,996	8,554
Deposit insurance	2,081	1,143
Other	43,859	44,829
Total noninterest expense	257,730	241,301
Income before income taxes	123,512	169,562
Income tax expense	23,926	34,683
Net income	$99,586	$134,879
Per Common Share Data:
Net income-basic	$3.05	$4.13
Net income-diluted	3.00	4.05
Cash dividends declared	1.32	1.24
Common shares outstanding	32,719,852	32,694,268
Average common shares outstanding -
Basic	32,672,522	32,639,396
Diluted	33,210,952	33,329,844
Performance Ratios:
Return on average assets	1.06%	1.69%
Return on average stockholders’ equity	9.52	14.04
Net interest margin	3.57	3.85
Efficiency ratio	58.06	57.57

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2020	2020	2020	2020	2019
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance Sheet Data:

Total assets	$9,212,357	$9,618,868	$9,612,453	$8,669,096	$8,565,758
Interest-bearing deposits with banks	1,336,394	1,609,462	1,583,116	1,356,826	1,646,238
Debt securities	555,196	596,941	608,031	591,987	491,626
Total loans	6,448,225	6,660,694	6,696,856	6,006,065	5,673,144
Allowance for credit losses	(91,366)	(106,126)	(89,500)	(70,080)	(54,238)
Deposits	8,064,704	8,495,891	8,486,671	7,573,200	7,483,635
Stockholders' equity	1,067,885	1,043,752	1,034,199	1,023,380	1,004,989
Book value per common share	32.64	31.94	31.66	31.35	30.74
Tangible book value per common share (non-GAAP)(1)	27.47	26.74	26.43	26.09	25.50
Balance Sheet Ratios:
Average loans to deposits	77.02%	78.55%	79.78%	77.75%	75.83%
Average earning assets to total assets	91.82	91.99	92.23	91.51	91.50
Average stockholders' equity to average assets	10.91	10.90	10.96	12.02	12.04
Asset Quality Data:
Past due loans	$4,802	$6,412	$5,382	$10,065	$11,834
Nonaccrual loans (5)	37,545	82,385	49,477	45,181	17,965
Restructured loans	7,784	2,837	3,213	3,158	18,010
Total nonperforming and restructured loans	50,131	91,634	58,072	58,404	47,809
Other real estate owned and repossessed assets	32,480	4,939	4,948	6,001	6,073
Total nonperforming and restructured assets	82,611	96,573	63,020	64,405	53,882
Nonaccrual loans to total loans	0.58%	1.24%	0.74%	0.75%	0.32%
Nonaccrual loans to total Non-PPP loans (non-GAAP)(3)	0.65	1.41	0.84	0.75	0.32
Nonperforming and restructured loans to total loans	0.78	1.38	0.87	0.97	0.84
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)(3)	0.86	1.57	0.99	0.97	0.84
Nonperforming and restructured assets to total assets	0.90	1.00	0.66	0.74	0.63
Allowance to total loans	1.42	1.59	1.34	1.17	0.96
Allowance to total Non-PPP loans (non-GAAP)(3)	1.58	1.82	1.52	1.17	0.96
Allowance to nonaccrual loans	243.35	128.82	180.89	155.11	301.91
Allowance to nonperforming and restructured loans	182.26	115.81	154.12	119.99	113.45
Net charge-offs to average loans	0.30	0.03	0.00	0.02	0.06

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,067,885	$1,043,752	$1,034,199	$1,023,380	$1,004,989
Less goodwill	149,922	149,922	149,922	149,923	148,604
Less intangible assets, net	18,999	19,914	20,882	21,850	22,608
Tangible stockholders’ equity (non-GAAP)	$898,964	$873,916	$863,395	$851,607	$833,777
Common shares outstanding	32,719,852	32,679,191	32,662,691	32,646,691	32,694,268
Tangible book value per common share (non-GAAP)	$27.47	$26.74	$26.43	$26.09	$25.50

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2)     Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

Reconciliation of Non-PPP loan ratios (non-GAAP)(4):

Total loans	$6,448,225	$6,660,694	$6,696,856	$6,006,065	$5,673,144
Less PPP loans	652,693	831,703	825,093	—	—
Total Non-PPP loans (non-GAAP)	$5,795,532	$5,828,991	$5,871,763	$6,006,065	$5,673,144

Nonaccrual loans (5)	37,545	82,385	49,477	45,181	17,965
Nonaccrual loans to total Non-PPP loans (non-GAAP)	0.65%	1.41%	0.84%	0.75%	0.32%
Total nonperforming and restructured loans	50,131	91,634	58,072	58,404	47,809
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)	0.86%	1.57%	0.99%	0.97%	0.84%
Allowance for credit losses	(91,366)	(106,126)	(89,500)	(70,080)	(54,238)
Allowance to total Non-PPP loans (non-GAAP)	1.58%	1.82%	1.52%	1.17%	0.96%

(3) Refer to the “Reconciliation of Non-PPP loan ratios (non-GAAP)” Table.

(4)     Nonaccrual loans to total Non-PPP loans is nonaccrual loans, divided by total loans less Paycheck Protection Program (PPP) loans. Nonperforming and restructured loans to total Non-PPP loans is nonperforming and restructured loans, divided by total loans less PPP loans. Allowance to total Non-PPP loans is allowance for credit losses, divided by total loans less PPP loans. These amounts are non-GAAP financial measures but have been included as they are considered critical metrics with which to analyze and evaluate the financial condition and capital strength of the Company. These measures should not be considered substitutes for operating results determined in accordance with GAAP.

(5) Government Agencies guarantee approximately $7.8 million of nonaccrual loans at December 31, 2020.

BancFirst Corporation

Consolidated Average Balance Sheets

And Interest Margin Analysis

Taxable Equivalent Basis

(Dollars in thousands - Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2020			December 31, 2020
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$6,599,933	$79,815	4.80%	$6,432,455	$312,195	4.84%
Securities – taxable	558,046	1,926	1.37	556,931	8,591	1.54
Securities – tax exempt	30,131	131	1.73	28,969	616	2.12
Federal funds sold and interest-bearing deposits with banks	1,719,900	463	0.11	1,562,383	6,049	0.39
Total earning assets	8,908,010	82,335	3.67	8,580,738	327,451	3.81
Nonearning assets:
Cash and due from banks	252,082			220,995
Interest receivable and other assets	638,173			611,966
Allowance for credit losses	(97,046)			(76,501)
Total nonearning assets	793,209			756,460
Total assets	$9,701,219			$9,337,198
LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$711,266	$131	0.07%	$744,632	$940	0.13%
Savings deposits	3,404,226	903	0.11	3,273,903	9,385	0.29
Time deposits	684,992	1,434	0.83	695,637	8,147	1.17
Short-term borrowings	1,075	-	0.07	2,745	8	0.30
Long-term borrowings	-	-	-	1,107	-	-
Junior subordinated debentures	26,804	492	7.29	26,804	1,966	7.31
Total interest-bearing liabilities	4,828,363	2,960	0.24	4,744,828	20,446	0.43
Interest-free funds:
Noninterest-bearing deposits	3,768,493			3,503,187
Interest payable and other liabilities	45,673			46,048
Stockholders’ equity	1,058,690			1,043,135
Total interest free funds	4,872,856			4,592,370
Total liabilities and stockholders’ equity	$9,701,219			$9,337,198
Net interest income		$79,375			$307,005
Net interest spread			3.43%			3.38%
Effect of interest free funds			0.11%			0.19%
Net interest margin			3.54%			3.57%